                                                                   EXHIBIT 99.11


                                OPTION AGREEMENT


         This OPTION AGREEMENT (this "Agreement") dated as of November 9, 2001 is by and among CGNN Holding Company, Inc., a Delaware corporation (the "Grantor"), MCTJ Holding Co. LLC, a Delaware limited liability company (the "Company"), Enron Corp., an Oregon corporation ("Enron"), Dynegy Holdings Inc., a Delaware corporation (the "Grantee") and, solely for the provisions of Section
5.1 hereof, Dynegy Inc., an Illinois corporation ("Dynegy").

                                    RECITALS

         A. Merger Agreement. Concurrently with the execution of this Agreement, Dynegy, Stanford, Inc., a Delaware corporation, Badin, Inc., an Illinois corporation, Sorin, Inc., an Oregon corporation, and Enron entered into an Agreement and Plan of Merger (the "Merger Agreement").

         B. Membership Interest. Grantor is the sole member of, and owns all of the membership interests in, the Company.

         NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Capitalized Terms. Those capitalized terms used in this Agreement that are not defined in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         2. Option.

                  2.1. Grant of Option. Subject to the terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase all, but not less than all, of the outstanding membership interests in the Company (the "Option Interests") after the occurrence of an Exercise Event (as defined in Section 2.5) at the Exercise Price.

                  2.2. Purchase Price of Option. In consideration of the grant of the Option, immediately after the filing under the HSR Act required in connection with this Agreement, Grantee will pay $1 million to Grantor by wire transfer of immediately available funds.

                  2.3. Exercise Price. The exercise price (the "Exercise Price") of the Option shall be the total sum of (a) $23 million plus (b) $950 million less (c) the aggregate amount of outstanding principal indebtedness under the Bank Credit Facility and the Senior Notes and any Permitted Refinancing Debt related thereto on the Closing Date plus (d) if the amount of Estimated Working Capital exceeds $-0-, the amount of such excess, minus (d) if the amount of Estimated Working Capital is less than $-0-, the amount of such shortfall.

                  2.4. Option Term; Expiration of Option. The Option shall be exercisable at any time after the occurrence of an Exercise Event set forth in
Section 2.5 and shall remain in full force and effect until the earliest of (a) the Effective Time as defined in Section 1.3 of the Merger Agreement, (b) the redemption of all outstanding shares of Series A Preferred Stock in accordance with its terms or (c) the exchange of Series A Preferred Stock for Enron Common Stock pursuant to the Exchange Agreement (the "Option Term"). If the Option has not been exercised prior to the expiration of the Option Term, the rights and obligations set forth in this Agreement shall expire and terminate.

                  2.5. Exercise Events. The Option will become exercisable upon the occurrence of the following events ("Exercise Events"):

                           2.5.1. Exercise at any time. The Option may be exercised at any time after:

                                    2.5.1.1. the Merger Agreement has been
                                             terminated pursuant to Section
                                             9.2(b);

                                    2.5.1.2. the Merger Agreement has been
                                             terminated pursuant to Section
                                             9.3(c);

                                    2.5.1.3. the Merger Agreement has been
                                             terminated pursuant to Section
                                             9.4(b);

                                    2.5.1.4. Dynegy notifies Enron that it is
                                             terminating the Merger Agreement
                                             pursuant to Section 9.4(a) of the
                                             Merger Agreement (such notice
                                             constituting a representation by
                                             Dynegy to Enron that Dynegy is
                                             validly entitled to terminate the
                                             Merger Agreement under such Section
                                             9.4(a)).

                           2.5.2. Exercise at any time beginning six months plus one day after termination of the Merger Agreement. The Option may be exercised at any time beginning six months plus one day after:

                                    2.5.2.1. the Merger Agreement has been
                                             terminated pursuant to Section 9.1;

                                    2.5.2.2. the Merger Agreement has been
                                             terminated pursuant to Section
                                             9.2(a)); or

                                    2.5.2.3. the Merger Agreement has been
                                             terminated pursuant to Section
                                             9.2(d).



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

                           2.5.3. Exercise at any time beginning one year plus one day after termination of the Merger Agreement. The Option may be exercised at any time beginning one year plus one day after:

                                    2.5.3.1. the Merger Agreement has been
                                             terminated pursuant to Section
                                             9.2(c);

                                    2.5.3.2. Enron notifies Dynegy that it is
                                             terminating the Merger Agreement
                                             pursuant to Section 9.3(a) of the
                                             Merger Agreement (such notice
                                             constituting a representation by
                                             Enron to Dynegy that Enron is
                                             validly entitled to terminate the
                                             Merger Agreement under such Section
                                             9.3(a);

                                    2.5.3.3. the Merger Agreement has been
                                             terminated pursuant to Section
                                             9.3(b); or

                                    2.5.3.4. the Merger Agreement has been
                                             terminated pursuant to Section
                                             9.4(c);

                  2.6. Working Capital Adjustment.

                           2.6.1. Calculation of Final Working Capital. Within 30 days of Closing, Grantee shall prepare and deliver to Grantor a statement the ("Final Working Capital Statement") setting forth the amount of Final Working Capital. Grantor shall have 30 days to review the Final Working Capital Statement and supporting documentation and shall have reasonable access to the books, records and personnel of Grantee and NNGC for purposes of verifying the accuracy of the calculation of Final Working Capital. Grantee's calculation of Final Working Capital shall be deemed final and biding unless Grantor raises an objection in writing within 30 days of its receipt thereof, specifying in reasonable detail the nature and extent of such objection. If Grantor raises an objection to the calculation of Final Working Capital within such 30-day period, and if Grantor and Grantee are unable to resolve such objection within 30 days of the date Grantee receives such objection, then the disputed matter shall be submitted for determination to an accounting firm of national reputation mutually agreeable to Grantor and Grantee. The determination of such accounting firm shall be final and binding for all purposes. The fees and expenses of such accounting firm shall be borne equally by Grantor and Grantee.

                           2.6.2. Settlement of Working Capital Adjustment. If Final Working Capital exceeds Estimated Working Capital, then Grantee will pay Grantor the amount of such excess. If Final Working Capital



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

                                    is less than Estimated Working Capital, then
                                    Grantor will pay Grantee the amount of such shortfall. Any such payments will be made within five (5) Business Days of the determination of the adjustment by wire transfer of immediately available funds.

         3. Exercise of Option; Conditions; Closing.

                  3.1. Notice; Closing Location. If the Grantee wishes to exercise the Option, it shall send a written notice (an "Exercise Notice") (the date of which being herein referred to as the "Notice Date") to the Grantor specifying a date (as it may be extended from time to time, the "Closing Date") not earlier than three (3) Business Days nor later than ten (10) Business Days from the Notice Date for the closing of the purchase and sale pursuant to the Option (the "Closing"). The Closing will take place at the offices of Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002.

                  3.2. Extension. If the Closing cannot be effected by reason of the application of any Law, Regulation or Order, the Closing Date shall be extended to the tenth Business Day following the expiration or termination of the restriction imposed by such Law, Regulation or Order. Without limiting the foregoing, if prior notification to, or Authorization of, any Governmental Agency is required in connection with the purchase of such Option Interests by virtue of the application of such Law, Regulation or Order, the Grantee and, if applicable, the Grantor and the Company shall promptly file the required notice or application for Authorization and the Grantee, with the cooperation of the Grantor and the Company, shall expeditiously process the same.

                  3.3. Conditions to Closing. It shall be a condition to Closing that:

                           3.3.1. HSR Clearance. The parties hereto shall have obtained clearance under the HSR Act to proceed with the transactions contemplated hereby.

                           3.3.2. Release of Guaranties. Unless waived by Enron, it shall be a condition to Closing that (a) either any guaranty by Enron or any Subsidiary of Enron (other than the Company and NNGC Holdings) of NNGC's indebtedness under the Bank Credit Facility be released or all indebtedness under the Bank Credit Facility be repaid effective as of the Closing and (b) any guaranty by Enron or any Subsidiary of Enron (other than NNGC Holdings) of the Company's indebtedness to NNGC be released effective as of the Closing.

                           3.3.3. Issuance of Series A Preferred Stock. The Series A Preferred Stock shall have been issued in accordance with the Subscription Agreement.

                           3.3.4. Affiliated Group. Unless waived by Grantee, it shall be a condition to Closing that at the Closing Date, each of NNGC Holdings and NNGC has at all times during its existence been



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

                                    treated by Enron as a member of the
                                    affiliated group of corporations of which Enron is the common parent filing consolidated returns for federal income tax purposes.

                           3.3.5. Accuracy of Grantor, Representations and Warranties. Unless waived by Grantee, the representations and warranties set forth in
                                    Section 5.2 are true and correct as of the Closing Date.

                           3.3.6. Accuracy of Grantee Representations and Warranties. Unless waived by Grantor, the representations and warranties set forth in
                                    Section 5.1 are true and correct as of the Closing Date.

                           3.3.7. No Violation of Law [Grantee]. Unless waived by Grantee, the Closing shall not violate any Law, Regulation or Order applicable to Grantee or any of its Affiliates.

                           3.3.8. No Violation of Law [Grantor]. Unless waived by Grantor, the Closing shall not violate any Law, Regulation or Order applicable to Grantor or any of its Affiliates.

                  3.4. Payment and Delivery of Certificates.

                           3.4.1. Payment. At the Closing, the Grantee shall pay the Exercise Price to the Grantor in immediately available funds by wire transfer to a bank account designated by the Grantor.

                           3.4.2. Delivery. At the Closing, simultaneously with the delivery of immediately available funds as provided above, the Grantor shall deliver to the Grantee a certificate or certificates representing the Option Interests, which Option Interests shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, and the Grantee shall deliver to the Company its written agreement that the Grantee will not offer to sell or otherwise dispose of such Option Interests in violation of applicable Law.

                  3.5. Certificates. Certificates for the Option Interests delivered at the Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

                  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS AND PURSUANT TO THE TERMS OF AN OPTION AGREEMENT DATED AS OF NOVEMBER 9, 2001. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR.

                  3.6. Unlegended Certificates. A new certificate or certificates evidencing the same membership interests in the Company will be issued to the Grantee in lieu of the certificate bearing the above legend, and such new certificate shall not bear such legend, insofar as it applies to the Securities Act, if the Grantee shall have delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         4. Covenants.

                  4.1. Section 338(h)(10) Election. Enron and Dynegy shall make timely and effective elections under Section 338(h)(10) of the Code, and any similar elections under any applicable state, local, foreign or other income tax law (collectively, the "Section 338(h)(10) Elections") with respect to Grantee's purchase for tax purposes of the common stock of NNGC Holdings and the deemed purchase(s) for tax purposes of the common stock of NNGC and any relevant subsidiaries of NNGC (collectively, the "Qualified Stock Purchases"). To facilitate such elections, at the Closing, Grantee shall deliver to Grantor an Internal Revenue Service Form 8023 and any similar forms under applicable state, local, foreign or other income tax law (the "Forms") with respect to the Qualified Stock Purchases, which Forms shall be properly executed by Dynegy and Enron at the Closing. Grantor and Grantee shall, at or prior to the Closing, agree to a schedule showing an allocation of the deemed purchase price for the assets of NNGC among the assets of NNGC and any relevant subsidiaries of NNGC, consistent with the principles of Section 338(h)(10) of the Code and the regulations thereunder (the "Allocation"). Grantee shall complete the Forms in a manner consistent with the Allocation, Dynegy shall cause such Forms to be timely filed with the appropriate taxing authorities and Grantee shall deliver a copy of such Forms to Enron as promptly as practicable after filing. If, after filing such Forms, any changes or supplements are required to the Forms, Grantee and Grantor shall promptly agree on such changes. Thereafter, Grantee and Grantor shall complete any required amendments or supplements to the Forms, Dynegy and Enron shall properly execute such amended Forms, Dynegy shall timely file the Forms, and any required supplements thereto, and Grantee shall deliver a copy of such Forms and supplements to Enron as soon as practicable after filing. Enron and Grantor shall provide such information as Grantee may reasonably request from Grantor in order to prepare the Forms and any required amendments or supplements thereto.

                  4.2. Maintenance of 100% ownership of Company membership interests, NNGC Holdings capital stock and NNGC common stock; no Liens. Enron and Grantor hereby covenant that through the Option Term Grantor will maintain ownership of 100% of the membership interests in the Company, and the Company will maintain ownership of 100% of the capital stock of NNGC Holdings and NNGC Holdings will maintain ownership of 100% of the common stock of NNGC, from the date hereof through the Closing Date. The Company, NNGC Holdings and NNGC hereby covenant not to issue any equity interests or any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any equity interest in the Company, NNGC Holdings or NNGC to any entity other than Grantor from the date hereof through the Closing Date. Grantor, the Company, Enron, NNGC Holdings and NNGC will not, directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, suffer any Liens upon, pledge, hypothecate or otherwise dispose of any equity interest in the Company, NNGC Holdings or NNGC (other than Liens, pledges or hypothecation of the NNGC Common Stock to secure Debt under the Bank Credit Facilities), any securities convertible into, or exercisable or exchangeable for, any equity interests in the Company, NNGC Holdings or NNGC, or any other rights to acquire any equity interest in the Company, NNGC Holdings or NNGC.

                  4.3. Continuing Services after the Closing. For a period beginning on the Closing Date and ending on the earlier to occur of (a) the date that is six months from the Closing Date, and (b) the Closing Date as defined in the Purchase Option Agreement, if requested by NNGC, Enron shall cause Enron Transportation Services Company to provide services (other than cash management services provided in the Cash Management Program) to NNGC on substantially the same terms as provided on the date hereof, and Grantee shall cause Grantor to compensate Enron and its Affiliates for such service at a rate not to exceed the cost incurred by the entity providing the service. The services will be provided pursuant to a mutually agreeable customary transition services agreement, which will contain customary indemnity provisions.

                  4.4. Termination of waiting period under HSR Act. Enron will, and will cause Grantor to, use their commercially reasonable best efforts to obtain early termination of the waiting period under the HSR Act for the exercise of the Option.

                  4.5. Forgiveness of debt owed by Enron. After the Exercise and prior to the Closing, the Company will cause NNGC to cancel and forgive all indebtedness owed to the Company or any of its Subsidiaries by Enron or its Affiliates (other than the Company and NNGC Holdings), other than a net amount of such debt equal to $240 million plus any dividends (whether or not declared) accrued and unpaid on the shares of Series A Preferred Stock at such time. The remaining outstanding indebtedness will be evidenced by a note of Enron to NNGC in substantially the form of Exhibit A.

                  4.6. No Assets or Operations. Neither the Company nor NNGC Holdings will acquire any assets, conduct any operations, or incur any liabilities from the date hereof through the Closing Date except for liabilities of the Company to NNGC in an amount up to $1,950 million.

                  4.7. Affirmative Covenants Related to the Company, NNGC Holdings and NNGC. Enron, Grantee and the Company covenant that for the period between the execution of this Agreement and the Closing Date, the Company, NNGC Holdings and NNGC shall, and shall cause each of its Subsidiaries to:

                           4.7.1. cause all properties owned by it or used or held for use in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that the foregoing shall not prevent it from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of its management, desirable in the conduct of its business;

                           4.7.2. preserve and keep in full force and effect its corporate existence, rights (charter and statutory), licenses and franchises; provided, that it shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its business as a whole;

                           4.7.3. maintain its books, accounts and records in accordance with GAAP;

                           4.7.4. comply with all material legal requirements and material contractual obligations applicable to its operations and business and pay all applicable taxes as they become due and payable; and

                           4.7.5. permit representatives of the Grantee and its agents (including their counsel, accountants and consultants) to have reasonable access during business hours to its books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel to the extent that such access is not prohibited by FERC marketing affiliate rules.

                  4.8. Negative Covenants Related to the Company, NNGC Holdings and NNGC. For the period between the execution of this Agreement and the Closing Date, Enron, Grantor and the Company covenant that, without the approval of the Grantee, none of the Company, NNGC Holdings or NNGC will:

                           4.8.1. Dividends. Directly or indirectly declare or pay, or permit any Subsidiary to declare or pay, any dividends, or make or permit any Subsidiary to make, any distributions upon any of its equity securities, other than (i) any dividend or other distribution resulting from the cancellation by NNGC of Debt owed by Enron and its Affiliates to NNGC (the "Intercompany Note Receivable") under the Cash Management Program; provided that such cancellation of Debt does not reduce the net amount of the Intercompany Note Receivable to less than $240 million plus accrued and unpaid dividends on the Series A Preferred Stock and (ii) dividends on the Series A Preferred Stock;

                           4.8.2. Redemptions. Except as provided pursuant to the terms of the Series A Preferred Stock, directly or indirectly redeem, purchase or otherwise acquire, any of its equity securities;

                           4.8.3. Issuances. Authorize, issue, or enter into any agreement providing for the issuance (contingent or otherwise) of (x) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities issued in connection with the issuance of equity securities or containing profit participation features) or (y) any equity securities (or any securities convertible into or exchangeable for any equity securities, including any warrants or stock options);

                           4.8.4. Mergers. Merge or consolidate, or enter into an agreement providing for any merger or consolidation, with any Person if the holders of its capital stock prior to the transaction will own less than 100% of NNGC's capital stock after the transaction;

                           4.8.5.   Sale of Assets. Except as provided in
                                    Schedule 4.8.5, sell, lease or otherwise dispose of any of its assets, other than obsolete equipment or inventory and asset sales in the Ordinary Course of Business consistent with past practice not to exceed an aggregate of $20 million within any 12-month period;

                           4.8.6. Bankruptcy. Pursuant to or within the meaning of Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors, commence a voluntary case, consent to the entry of an order for relief against it in an involuntary case, consent to the appointment of a receiver, trustee, assignee, liquidator or similar official of it or for all or substantially all of its property, or make a general assignment for the benefit of its creditors;

                           4.8.7. Charter Amendments. Make any amendment to or waive any provision of its certificate of incorporation or bylaws, limited liability company agreement or other organizational documents, or file any resolution of the Board of Directors with the Secretary of State of Delaware, in either case which materially and adversely affects the holders of the Series A Preferred Stock;

                           4.8.8. Investments and Loans. Make any investment in any Person or any loans or advances to, or guarantees for the benefit of, any Affiliate, other than (i) loans to any wholly owned Subsidiary, (ii) loans of a maximum amount of $1,950 million from NNGC to the Company and (iii) loans pursuant to the Cash Management Program;

                           4.8.9. Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, Debt, other than (i) the Debt outstanding as of the date hereof, (ii) Debt incurred after the date hereof not exceeding $450 million in the aggregate on the terms contained in or with interest rate and prepayment provisions not substantially different from, the terms contained in that Commitment Letter dated October 31, 2001 between NNGC and certain banks and (iii) Permitted Refinancing Debt;

                           4.8.10. Capital Expenditures. Make, or permit the NNGC and its Subsidiaries, taken as a whole, to make capital expenditures (including, without limitation, payments with respect to capitalized leases), (i) during the period from the date hereof through December 31, 2001, totaling in excess of $40 million,
                                    (ii) during the year ending December 31, 2002, totaling in excess of $115 million and
                                    (iii) thereafter, in excess of annual
                                    budgeted amounts, except in each case for additional expenditures not ordinarily classified as capital expenditures that are required to be classified as capital expenditures by applicable regulatory requirements; and

                           4.8.11. Note Receivable. Allow the Intercompany Note Receivable to be less than a net amount of $240 million plus accrued and unpaid dividends on the Series A Preferred Stock.

         5. Representations and Warranties.

                  5.1. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Enron, Grantor and the Company as follows:

                           5.1.1. Existence; Qualification; Subsidiaries. Grantee is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to conduct its business and own and operate its properties as now conducted, owned and operated.

                           5.1.2. Authorization and Enforceability. Grantee has the full power and authority and has taken all action necessary to permit Grantee to execute and deliver this Agreement and to carry out the terms hereof, and none of such actions will violate any provision of the Grantee's Certificate of Incorporation or any applicable law, regulation, order, judgment or decree or rule, or result in the breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any agreement, instrument or understanding to which Grantee is a party or by which it is bound. This Agreement constitutes a legal, valid and binding obligation of Grantee, enforceable against Grantee in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

                           5.1.3. Investment Intent of Grantee. Grantee is acquiring the Option and, if it exercises the Option, will acquire the Option Interests for its own account for investment and not with a view to distribution.

                           5.1.4. Sophistication and Financial Condition; Information. Grantee considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Option Interests. Grantee is able to bear the economic risk of this investment regarding the Company, is able to hold the Option Interests indefinitely and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur. Grantee (a) has been furnished with such information about Enron, Grantor, the Company and the Option and Option Interests as it has requested, (b) has made its own independent inquiry and investigation into, and based thereon, has formed an independent judgment concerning the Company and the Option Interests and (c) is an "accredited" investor within the meaning of Regulation D of the Securities Act, as currently in effect. The Grantee acknowledges that any certificate representing the Option Interests will bear a customary legend regarding restrictions on the transferability of such Option Interests.

                  5.2. Representations and Warranties of Enron, NNGC Holdings, Grantor and the Company. Each of Enron, NNGC Holdings, Grantor and the Company hereby represents and warrants to Grantee as follows:

                           5.2.1. Existence; Qualification; Subsidiaries. Each of Enron, NNGC Holdings, Grantor and the Company is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of their state of incorporation or organization and have full corporate or limited liability company power and authority to conduct their business and own and operate their properties as now conducted, owned and operated. NNGC is licensed or qualified as a foreign corporation and is in good standing in all jurisdictions where it is required to be so licensed or qualified, to the extent such concepts are recognized in such jurisdictions. NNGC is an indirect subsidiary of Enron.

                           5.2.2. Authorization and Enforceability. Each of Enron, NNGC Holdings, Grantor and the Company have full power and authority and have taken all required corporate and other action necessary to permit each to execute and deliver this Agreement and to carry out the terms hereof, and none of such actions will violate any provision of each of their constituent documents or any applicable law, regulation, order, judgment or decree or rule of any stock exchange where the Enron Common Stock is listed, or result in the breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any agreement, instrument or understanding to which any of them is a party or by which it is bound. This Agreement constitutes a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

                           5.2.3.   Ownership of Entire Equity Interest.

                                    5.2.3.1. Grantor owns 100% of the membership
                                             interests of the Company.

                                    5.2.3.2. The Company owns 100% of the
                                             capital stock of NNGC Holdings.

                                    5.2.3.3. NNGC Holdings owns 100% of the
                                             common stock of NNGC.

                           5.2.4. Third-Party Approvals. Assuming the accuracy of the representations and warranties of the Grantee contained in this Agreement and except for filings under the HSR Act, none of Enron, NNGC Holdings, Grantor or the Company are required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency or other third party (including under any state securities or "blue sky" laws) in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

                           5.2.5. Affiliated Group. Each of NNGC Holdings and NNGC has at all times during its existence been treated as a member of the affiliated group of corporations of which Enron is the common parent filing consolidated returns for federal income tax purposes.

                           5.2.6. Disregarded Entity. The Company is and has at all times been a disregarded entity for federal income tax purposes.

                           5.2.7. No Other Assets or Operations. The Company was formed on November 2, 2001. NNGC Holdings was formed on November 2, 2001. The Company's only assets are 1,000 shares of common stock of NNGC Holdings and $1,000 in cash. NNGC Holdings's only assets are 1,000 shares of common stock of NNGC and $1,000 in cash. Neither the Company nor NNGC Holdings has incurred any liabilities (other than the contemplated liability to NNGC of $1,950 million) or has conducted any operations since their respective dates of formation.

                           5.2.8.   Capitalization.

                                    5.2.8.1. Capitalization of the Company. As
                                             of the Closing Date after giving
                                             effect to the transactions
                                             contemplated hereby, there shall be
                                             1,000 authorized units representing
                                             membership interests of the
                                             Company. At the time of the
                                             Closing, all of the outstanding
                                             membership interests of the Company
                                             will be validly issued, fully paid
                                             and nonassessable and will have
                                             been issued in compliance with all
                                             applicable securities laws
                                             (including the provisions of the
                                             Securities Act and the rules and
                                             regulations promulgated
                                             thereunder). As of the Closing
                                             Date, the Company has not granted
                                             or issued any options, convertible
                                             securities, warrants, phantom
                                             stock, stock appreciation rights,
                                             calls, pledges, transfer
                                             restrictions (except restrictions
                                             imposed by federal and state
                                             securities laws), Liens, rights of
                                             first offer, rights of first
                                             refusal, antidilution provisions or
                                             commitments of any character
                                             relating to any issued or unissued
                                             membership interests of the
                                             Company.

                                    5.2.8.2. Capitalization of NNGC Holdings. As
                                             of the Closing Date after giving
                                             effect to the transactions
                                             contemplated hereby, the authorized
                                             capital stock of NNGC Holdings
                                             shall be 1,000 shares of common
                                             stock. At the time of the Closing,
                                             all of the outstanding capital
                                             stock of NNGC Holdings will be
                                             validly issued, fully paid and
                                             nonassessable and will have been
                                             issued in compliance with all
                                             applicable securities laws
                                             (including the provisions of the
                                             Securities Act and the rules and
                                             regulations promulgated
                                             thereunder). As of the Closing
                                             Date, NNGC Holdings has not granted
                                             or issued any options, convertible
                                             securities, warrants, phantom
                                             stock, stock appreciation rights,
                                             calls, pledges, transfer
                                             restrictions (except restrictions
                                             imposed by federal and state
                                             securities laws), Liens, rights of
                                             first offer, rights of first
                                             refusal, antidilution provisions or
                                             commitments of
                                             any character relating to any
                                             issued or unissued shares of
                                             capital stock of NNGC Holdings.

                                    5.2.8.3. Capitalization of NNGC. As of the
                                             Closing Date after giving effect to
                                             the transactions contemplated
                                             hereby, the authorized capital
                                             stock of NNGC shall be as set forth
                                             on Schedule 5.2.8.3 attached
                                             hereto. At the time of the Closing,
                                             (i) all of the outstanding capital
                                             stock of NNGC will be validly
                                             issued, fully paid and
                                             nonassessable and will have been
                                             issued in compliance with all
                                             applicable securities laws
                                             (including the provisions of the
                                             Securities Act and the rules and
                                             regulations promulgated thereunder)
                                             and (ii) no outstanding capital
                                             stock or other equity securities of
                                             NNGC will rank pari passu or senior
                                             in right of payment of dividends or
                                             redemption to the Series A
                                             Preferred Stock. Except as set
                                             forth on Schedule 5.2.8.3, as of
                                             the Closing Date, NNGC has not
                                             granted or issued any options,
                                             convertible securities, warrants,
                                             phantom stock, stock appreciation
                                             rights, calls, pledges, transfer
                                             restrictions (except restrictions
                                             imposed by federal and state
                                             securities laws), Liens (except
                                             Liens on the equity securities
                                             granted to secure Debt), rights of
                                             first offer, rights of first
                                             refusal, antidilution provisions or
                                             commitments of any character
                                             relating to any issued or unissued
                                             shares of capital stock of NNGC.

                           5.2.9. Financial Statements; Disclosure. The Financial Statements (including the related notes and schedules) fairly present in all material respects the financial position of NNGC as of their dates, and each of the statements of operations, cash flows and changes in shareholders' equity included in the Financial Statements (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in shareholders' equity, as the case may be, of NNGC for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments which will not be material), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the Current Balance Sheet, including all notes thereto, as of the date of such balance sheet, NNGC does not have any Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of NNGC or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than Liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. All reserves or adjustments required by generally accepted accounting principles to be reflected in the carrying value of the assets included in such balance sheet have been taken other than reserves or adjustments which do not and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                           5.2.10. Litigation. As of the date hereof, no claims, suits, proceedings or investigations are pending or, to the Company, NNGC Holdings or NNGC's knowledge, threatened against NNGC or any officer or director thereof which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                           5.2.11. No Undisclosed Liabilities. NNGC has no Liabilities except (i) as disclosed on
                                    Schedule 5.2.11 or in the Financial
                                    Statements, (ii) Liabilities incurred in the Ordinary Course of Business, and (iii) such other Liabilities that will not result, individually or in the aggregate, in a Material Adverse Effect.

                           5.2.12. Agreements. No event has occurred which, with notice or lapse of time, would constitute a default with respect to NNGC, under any material agreement, arrangement or understanding to which NNGC is a party, and, to the knowledge of NNGC, no other Person is in default under any such agreement.

                           5.2.13.  Environmental Matters.

                                    5.2.13.1. NNGC has been and is in compliance
                                             with all applicable orders of any
                                             court, governmental authority or
                                             arbitration board or tribunal and
                                             any applicable law, ordinance,
                                             rule, regulation or other legal
                                             requirement (including common law)
                                             related to human health and the
                                             environment ("Environmental Laws")
                                             except for such matters as do not
                                             and are not reasonably likely to
                                             have, individually or in the
                                             aggregate, a Material Adverse
                                             Effect. There are no past or
                                             present facts, conditions or
                                             circumstances that interfere with
                                             the conduct of any of its
                                             businesses in the manner now
                                             conducted or which interfere with
                                             continued compliance with any
                                             Environmental Law, except for any
                                             non-compliance or interference that
                                             is not reasonably likely to have,
                                             individually or in the aggregate, a
                                             Material Adverse Effect.

                                   5.2.13.2. Except for such matters as do not
                                             and are not reasonably likely to
                                             have, individually or in the
                                             aggregate, a Material Adverse
                                             Effect, (i) no judicial or
                                             administrative proceedings or
                                             governmental investigations are
                                             pending or, to the knowledge of
                                             NNGC, threatened against NNGC that
                                             allege the violation of or seek to
                                             impose Liability pursuant to any
                                             Environmental Law, and (ii) there
                                             are no past or present facts,
                                             conditions or circumstances at, on
                                             or arising out of, or otherwise
                                             associated with, any current (or,
                                             to the knowledge of NNGC, former)
                                             businesses, assets or properties of
                                             NNGC, including but not limited to
                                             on-site or off-site disposal,
                                             release or spill of any material,
                                             substance or waste classified,
                                             characterized or otherwise
                                             regulated as hazardous, toxic or
                                             otherwise harmful to human health
                                             or the environment under
                                             Environmental Laws, including
                                             petroleum or petroleum products or
                                             byproducts ("Hazardous Materials")
                                             which facts, conditions or
                                             circumstances violate Environmental
                                             Law or are reasonably likely to
                                             give rise to (x) costs, expenses,
                                             Liabilities or obligations for any
                                             cleanup, remediation, disposal or
                                             corrective action under any
                                             Environmental Law, (y) claims
                                             arising for personal injury,
                                             property damage or damage to
                                             natural resources, or (z) fines,
                                             penalties or injunctive relief.

                                   5.2.13.3. NNGC has not (i) received any
                                             notice of noncompliance with,
                                             violation of, or Liability or
                                             potential Liability under any
                                             Environmental Law or (ii) entered
                                             into any consent decree or order or
                                             is subject to any order of any
                                             court or governmental authority or
                                             tribunal under any Environmental
                                             Law or relating to the cleanup of
                                             any Hazardous Materials, except for
                                             any such matters as do not and are
                                             not reasonably likely to have a
                                             Material Adverse Effect.

                           5.2.14. Transactions With Affiliates. NNGC is not party to any agreement, arrangement or transaction with any officer, director or Affiliate of NNGC, other than (i) corporate services and similar arrangements or transactions pursuant to which NNGC obtains goods and services used in its Ordinary Course of Business for which NNGC is charged expense allocations by Enron consistent with past practices, (ii) transactions occurring pursuant to NNGC's participation in the existing cash management program of Enron (the "Cash Management Program"), (iii) the Tax Allocation Agreement, (iv) operational agreements between NNGC and one or more of the Affiliates of Enron, such as interconnect agreements, transportation agreements and other agreements, related to NNGC's facilities and services, and (vi) arrangements relating to the employment and compensation of employees in the Ordinary Course of Business, expense reimbursal and advances for business purposes in accordance with the customary policies and procedures of NNGC.

                           5.2.15.  Taxes.

                                   5.2.15.1. All tax returns, statements,
                                             reports, declarations, estimates
                                             and forms ("Returns") required to
                                             be filed by or with respect to the
                                             Company, NNGC Holdings and NNGC
                                             (including any Return required to
                                             be filed by an affiliated,
                                             consolidated, combined, unitary or
                                             similar group for a taxable year in
                                             which the Company, NNGC Holdings
                                             and NNGC were included in such
                                             group) on or prior to the date
                                             hereof have been properly filed on
                                             a timely basis with the appropriate
                                             governmental authorities, except to
                                             the extent that any failure to file
                                             does not and is not reasonably
                                             likely to have, individually or in
                                             the aggregate, a Material Adverse
                                             Effect, and all taxes due with such
                                             Returns have been duly paid, or
                                             deposited in full on a timely basis
                                             or adequately reserved for in
                                             accordance with GAAP, except to the
                                             extent that any failure to pay or
                                             deposit or make adequate provision
                                             for the payment of such taxes does
                                             not and is not reasonably likely to
                                             have, individually or in the
                                             aggregate, a Material Adverse
                                             Effect. Representations made in
                                             this Section 5.2.15 are made to the
                                             knowledge of the Company, NNGC
                                             Holdings and NNGC to the extent
                                             that the representations relate to
                                             a corporation which was, but is not
                                             currently, a part of the Company,
                                             NNGC Holdings and NNGC's
                                             affiliated, consolidated, combined,
                                             unitary or similar group.

                                   5.2.15.2. Except to the extent not
                                             reasonably likely to have,
                                             individually or in the aggregate, a
                                             Material Adverse Effect, (i) no
                                             audits or other administrative
                                             proceedings or court proceedings
                                             are presently pending with regard
                                             to any taxes or Returns of the
                                             Company, NNGC Holdings or NNGC as
                                             to which any taxing authority has
                                             asserted in writing any claim; (ii)
                                             no governmental authority is now
                                             asserting in writing any deficiency
                                             or claim for taxes or any
                                             adjustment to taxes with respect to
                                             which the Company, NNGC Holdings or
                                             NNGC may be liable with respect to
                                             income and other material taxes
                                             which have not been fully paid or
                                             finally settled; (iii) the Company,
                                             NNGC Holdings and NNGC have no
                                             Liability for taxes
                                             under Treas. Reg. Section 1.1502-6
                                             or any similar provision of state,
                                             local, or non-U.S. tax law, except
                                             for taxes of the affiliated group
                                             of which Enron is the common
                                             parent, within the meaning of
                                             Section 1504(a)(1) of the Code or
                                             any similar provision of state,
                                             local, or non-U.S. tax law; and
                                             (iv) the Company, NNGC Holdings and
                                             NNGC are not a party to, is bound
                                             by or has any obligation under any
                                             tax sharing, allocation or
                                             indemnity agreement or any similar
                                             agreement or arrangement other than
                                             the Tax Allocation Agreement (which
                                             Tax Allocation Agreement shall be
                                             terminated as of the Closing).

                                   5.2.15.3. For purposes of this Agreement,
                                             "tax" or "taxes" means all net
                                             income, gross income, gross
                                             receipts, sales, use, ad valorem,
                                             transfer, accumulated earnings,
                                             personal holding company, excess
                                             profits, franchise, profits,
                                             license, withholding, payroll,
                                             employment, excise, severance,
                                             stamp, occupation, premium,
                                             property, disability, capital
                                             stock, or windfall profits taxes,
                                             customs duties or other taxes,
                                             together with any interest and any
                                             penalties, additions to tax or
                                             additional amounts imposed by any
                                             taxing authority.

                           5.2.16. Certain Fees. No fees or commissions will be payable by the Company, NNGC Holdings or NNGC to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement, except that Enron has retained J. P. Morgan Securities Inc. and Salomon Smith Barney Inc. as its financial advisors. The Grantee shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement and which were incurred by Enron or any of its Subsidiaries. The Company, NNGC Holdings and NNGC shall indemnify and hold harmless the Grantee, its employees, officers, directors, agents and partners, and their respective affiliates (as such term is defined under Rule 405 promulgated under the Securities
                                    Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect to any such claimed or existing fees.

         6. Guarantee by Enron of Grantor's and the Company's Obligations hereunder. Enron hereby unconditionally guarantees to Grantee the prompt, faithful and full performance of all of the covenants and obligations of Grantor, NNGC Holdings and the Company under the terms of this Agreement.

         7. Survival. The representations and warranties of the parties hereto contained herein, or in any writing delivered pursuant hereto, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Grantee or on its behalf, and shall continue until the first anniversary of the Closing Date, except for the representations and warranties set forth in Sections 5.1 hereof which shall survive indefinitely, and except for the representations and warranties set forth in Section 5.2.15 hereof which shall survive until the date that is ninety (90) days following the expiration of one applicable statute of limitation.

         8. Indemnification.

                  8.1. Indemnification by Enron and Grantor. In consideration of Grantee's execution and delivery of this Agreement and the acquisition of the Option hereunder and in addition to all of Enron's and Grantor's other obligations under this Agreement, Enron and Grantor shall defend, protect, indemnify and hold harmless Grantee and all of its Affiliates, officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Dynegy Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, expenses (including, without limitation, costs of suit and attorneys' fees and expenses) in connection therewith (irrespective of whether any such Dynegy Indemnitee is a party to the action for which indemnification hereunder is sought (the "Indemnified Liabilities"), incurred by the Dynegy Indemnitees or any of them as a result of, or arising out of, or relating to any breach of any representation, warranty, covenant or agreement made by Enron or Grantor herein; provided, that with respect to any such claim based upon a breach of a representation or warranty, a bona fide claim relating thereto has been made within the applicable survival period specified in Section 7. In addition, Enron shall indemnify Dynegy and its Affiliates, including NNGC, against any liability for taxes of the affiliated group of corporations filing a consolidated federal income tax return of which Enron is the common parent under Treas. Reg. Section 1.1502-6 (or similar principles of state, local or foreign law). Enron and Grantor shall reimburse the Dynegy Indemnitees for the Indemnified Liabilities as such Indemnified Liabilities are incurred. To the extent that the foregoing undertaking by Enron or Grantor may be unenforceable for any reason, Enron and Grantor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                  8.2. Indemnification by the Grantee. In consideration of Enron and Grantor execution and delivery of this Agreement and issuance of the Option hereunder and in addition to all of the Grantee's other obligations under this Agreement, the Grantee shall defend, protect, indemnify and hold harmless Enron and Grantor and all of their Affiliates, officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Enron Indemnitees") from and against any and all Indemnified Liabilities incurred by the Enron Indemnitees or any of them as a result of, or arising out of, or relating to any breach of any representation, warranty, covenant or agreement made by the Grantee herein; provided, that with respect to any such claim based upon a breach of a representation or warranty, a bona fide claim relating thereto has been made within the applicable survival period specified in Section
7.1. Grantee shall reimburse the Enron Indemnitees for the Indemnified Liabilities as such Indemnified Liabilities are incurred. To the extent that the foregoing undertaking by Grantee may be unenforceable for any reason, the Grantee shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                  8.3. Indemnification Procedure.

                           8.3.1. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), (i) notice setting forth with reasonable specificity the facts and circumstances of which such Person has received notice shall be given by the Indemnified Party (such notice, an "Indemnification Claim Notice") to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and (ii) the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom; provided, that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that (x) such failure results in a lack of actual notice to the Indemnifying Party and
                                    (y) such Indemnifying Party is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that (x) provides for injunctive or other nonmonetary relief affecting the Indemnified Party or (y) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

                           8.3.2. In the event that the Indemnifying Party does not assume and conduct the defense of any claim subject to indemnification hereunder in accordance with the provisions of Section 8.3.1 above, the Indemnified Party may take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided, that if the Indemnified Party does so take over and assume control, (x) the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld, (y) the Indemnified Party shall be reimbursed by the

                                    Indemnifying Party for reasonable attorneys' fees and other expenses of defending such claim upon the presentation of itemized bills for such expenses to the Indemnifying Party, and (z) the Indemnifying Party will remain responsible for any Indemnified Liabilities that the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim to the fullest extent provided in this Section 8.

         9. Miscellaneous.

                  9.1. Expenses. Except as otherwise provided in the Merger Agreement or as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and legal counsel.

                  9.2. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  9.3. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  9.4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

                  9.5. Descriptive Headings. The descriptive headings contained herein are for convenience or reference only, are not comprehensive, and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

                                    If to the Company to:

                                    MCTJ Holding Co. LLC
                                    1400 Smith Street
                                    Houston, Texas 77002
                                    Attention: General Counsel
                                    Facsimile (713) 853-3129

                                    with an information copy, which shall not constitute notice to:

                                    Vinson & Elkins L.L.P.
                                    1001 Fannin, Suite 2300
                                    Houston, Texas 77002-6760
                                    Attention: William E. Joor, III, Esq.
                                               Scott N. Wulfe, Esq.
                                    Facsimile: (713) 758-2346

                                    If to the Grantor to:

                                    CGNN Holding Company, Inc.
                                    1400 Smith Street
                                    Houston, Texas 77002
                                    Attention: General Counsel
                                    Facsimile (713) 853-3129

                                    with an information copy, which shall not constitute notice to:

                                    Vinson & Elkins L.L.P.
                                    1001 Fannin, Suite 2300
                                    Houston, Texas 77002-6760
                                    Attention: William E. Joor, III, Esq.
                                               Scott N. Wulfe, Esq.
                                    Facsimile: (713) 758-2346

                                    If to Grantee to:

                                    Dynegy Holdings Inc.
                                    1000 Louisiana, Suite 5800
                                    Houston, Texas 77002
                                    Attention: General Counsel
                                    Facsimile (713) 507-6808
                                    with an information copy, which shall not constitute notice to:

                                    Baker Botts L.L.P.
                                    One Shell Plaza
                                    910 Louisiana
                                    Houston, Texas 77002-4995
                                    Attention: R. Joel Swanson, Esq.
                                               J. David Kirkland, Jr., Esq.
                                    Facsimile: (713) 229-1522

                  9.7. Counterparts. This Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but a single document.

                  9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be sold, assigned or otherwise disposed of or transferred by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that the Grantee may assign this Agreement to an Affiliate or Subsidiary of the Grantee; provided, however, that no such assignment shall have the effect of releasing the Grantee from its obligations hereunder and the assignee shall be subject to all of the terms and conditions of this Agreement as if it were the Grantee. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  9.9. Further Assurances. In the event of any exercise of the Option by the Grantee, the Company and the Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  9.10. Specific Performance. The parties hereto hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder will cause irreparable injury to the other party to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                  9.11. Complete Agreement; No Third Party Beneficiary. This Agreement (including the Subscription Agreement, the Merger Agreement and the other documents and instruments referred to herein and therein) (i) constitutes the entire agreement and supersedes all prior agreements, conversations, negotiations and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                        ENRON CORP.,
                                        an Oregon corporation


                                        By: /s/ RAYMOND M. BOWEN, JR.
                                            ------------------------------------
                                        Name:   Raymond M. Bowen, Jr.
                                        Title:  Authorized Agent


                                        CGNN HOLDING COMPANY, INC.,
                                        a Delaware corporation


                                        By: /s/ DREW J. FOSSUM
                                            ------------------------------------
                                        Name:   Drew J. Fossum
                                        Title:  Authorized Agent


                                        MCTJ HOLDING CO. LLC,
                                        a Delaware limited liability company


                                        By: /s/ DREW J. FOSSUM
                                            ------------------------------------
                                        Name:   Drew J. Fossum
                                        Title:  Authorized Agent


                                        DYNEGY HOLDINGS INC.,
                                        a Delaware corporation


                                        By: /s/ HUGH A. TARPLEY
                                           -------------------------------------
                                        Name:   Hugh A. Tarpley
                                        Title:  Authorized Agent


                                        Solely for the provisions of Section 5.1 hereof:


                                        DYNEGY INC.,
                                        an Illinois corporation


                                        By: /s/ HUGH A. TARPLEY
                                           -------------------------------------
                                        Name:   Hugh A. Tarpley
                                        Title:  Authorized Agent

                                                                         ANNEX A

                            SCHEDULE OF DEFINED TERMS

         The following terms when used in the Option Agreement shall have the meanings set forth below unless the context shall otherwise require:

         "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question; provided, that none of Dynegy and its Affiliates shall be deemed to be an Affiliate of Enron. For purposes of this definition of Affiliate, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or general partnership or member interests, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control any other Person in which it or any of its Affiliates owns, directly or indirectly, a majority of the ownership interests.

         "Agreement" shall mean this Option Agreement.

         "Authorization" shall mean any and all permits, licenses, authorizations, orders certificates, registrations or other approvals granted by any Governmental Agency.

         "Bank Credit Facility" shall mean one or more bank credit facilities providing credit availability to NNGC in an aggregate principal amount not to exceed $450 million on the terms contained in, or not substantially different from the terms contained in, that Commitment Letter dated October 31, 2001 between NNGC and certain banks.

         "Business Day" shall mean a day other than Saturday, Sunday or a federal holiday.

         "Cash Management Program" means Enron's existing zero balance cash management program.

         "Closing" shall have the meaning ascribed to such term in Section 2 herein.

         "Closing Date" shall have the meaning ascribed to such term in Section 2 herein.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contingent Obligations" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other similar obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation, or portion thereof, so guaranteed or otherwise supported.

         "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

         "Current Balance Sheet" means the consolidated balance sheet of NNGC dated as of September 30, 2001.

         "Debt" shall mean, with respect to any Person, the aggregate amount of, without duplication, (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments;
(iii) all obligations to pay the deferred purchase price of property or services; (iv) all capitalized lease obligations; (v) all obligations or liabilities of others secured by a Lien on any asset owned by such person whether or not such obligation or Liability is assumed, to the extent of the lesser of such obligation or Liability or the book value of such asset; (vi) all Contingent Obligations of such person; and (vii) any other obligations or Liabilities which are required by generally accepted accounting principles to be shown as debt on a balance sheet, other than trade payables and Liabilities pursuant to the Tax Allocation Agreement.

         "Enron Common Stock" means the common stock, no par value, of Enron.

         "Estimated Working Capital" means Grantor's good faith estimate made within five Business Days of Closing of Working Capital on the Closing Date.

         "Exchange Agreement" means that certain Exchange Agreement by and among Dynegy and Enron executed concurrently herewith.

         "Exercise" means exercise of the Option.

         "Exercise Price" shall have the meaning ascribed to such term in
Section 2 herein.

         "FERC" means the Federal Energy Regulatory Commission.

         "Final Working Capital" means the Working Capital on the close of business on the Closing Date as determined pursuant to Section 2.6.

         "Final Working Capital Statement" has the meaning set forth in Section 2.6.

         "Financial Statements" means the audited consolidated financial statements of NNGC for the two most recent fiscal years and the unaudited consolidated balance sheet dated September 30, 2001, all of which are attached as Exhibit B hereto.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

         "Governmental Agency" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Law" shall mean all laws, statutes and ordinances of the United States, any state of the United States, any foreign country, any foreign state and any political subdivision thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

         "Liability" means any liability or obligation (whether absolute or contingent, liquidated or unliquidated or due or to become due).

         "Lien" means any lien, mortgage, pledge, security interest, restriction, charge or other encumbrance.

         "Material Adverse Effect" means a material adverse effect on (a) the business condition (financial or otherwise) or results of operations of the Company and its Subsidiaries or (b) the transactions contemplated by this Agreement.

         "Merger" shall have the meaning ascribed to such term in the Merger Agreement.

         "NNGC" means Northern Natural Gas Company, a Delaware corporation and its subsidiaries.

         "NNGC Holdings" means NNGC Holding Company, Inc., a Delaware corporation and wholly owned Subsidiary of the Company.

         "Notice Date" shall have the meaning ascribed to such term in Section 2 herein.

         "Option Interests" has the meaning set forth in Section 2.1.

         "Order" shall mean any judgment, order or decree of any Court or Governmental Agency, federal, foreign, state or local, of competent jurisdiction.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

         "Permitted Refinancing Debt" shall mean any Debt of NNGC or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of NNGC or any of its Subsidiaries (other than intercompany Debt); provided that:

                  (1) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of, plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Debt so extended, refinanced, renewed, replaced, defeased or refunded);

                  (2) such Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

         "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity.

         "Regulation" shall mean any rule or regulation of any Governmental Agency having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the NYSE.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Stock" means the Series A Preferred Stock, par value $.01 per share, of NNGC.

         "Subscription Agreement" means that certain Subscription Agreement dated as of November 9, 2001, by and among Enron, NNGC and Dynegy.

         "Subsidiary," when used with respect to any Person, shall mean any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or
(b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person. For purposes hereof, such Person shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person, directly or indirectly, is allocated a majority of partnership, limited liability company, association or other business entity gains or losses, or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity.

         "Tax Allocation Agreement" means that certain undated existing tax allocation agreement between Enron and NNGC.

         "Weighted Average Life to Maturity" shall mean, when applied to any Debt at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2)      the then outstanding principal amount of such Debt.

         "Working Capital" is equal to cash, plus (a) accounts receivable, plus
(b) transportation and exchange gas receivable, less (c) accounts payable, less
(d) transportation and exchange gas payable, less (e) accrued taxes, less (f) accrued interest. For purposes of clarity, Working Capital excludes the Intercompany Note Receivable in calculating the Exercise Price.